Exhibit 99.1

Cannae Announces Preliminary Results of 2025 Annual Meeting of Shareholders

LAS VEGAS--(BUSINESS WIRE)—December 12, 2025—Cannae Holdings, Inc. (NYSE: CNNE) (“Cannae” or the “Company”) today announced the preliminary results of the Company’s 2025 Annual Meeting of Shareholders. Based on estimates by the Company’s proxy solicitor, Cannae’s shareholders are expected to elect James B. Stallings, Jr., Barry B. Moullet, Mona Aboelnaga and Chérie L. Schaible, to the Company’s Board of Directors (“Board”). The Board thanks Erika Meinhardt and Frank P. Willey for their exceptional contributions to Cannae.

Doug Ammerman, Cannae’s Chairman of the Board, commented, “We appreciate our shareholders’ continued support of Cannae and our strategy to deliver long-term shareholder value, and the constructive feedback that we received throughout this process. We remain committed to increasing our share price and closing the discount to NAV. On behalf of our Board, I would like to thank Erika and Frank for their leadership. I would also like to welcome Mona and Chérie to the Board, and I look forward to working with them to drive shareholder value.”

Additionally, the Company’s shareholders approved the proposals to declassify the Board and to ratify the appointment of Cannae’s auditor. The Company’s shareholders did not approve the advisory vote on the compensation of the Company’s named executive officers or a shareholder proposal on engaging an investment banker.

The results announced today are considered preliminary until final results are tabulated and certified by the independent Inspector of Elections. The final certified results are expected to be provided in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”).

Forward-Looking Statements and Risk Factors

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. Forward-looking statements include statements about our business, strategic plans, future performance, return of capital, and the impact of our actions on shareholder value, and commitments outlined in this communication or elsewhere. These statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” and similar references to future periods, or by the inclusion of forecasts or projections. We caution readers not to place undue reliance on forward-looking statements. We expect that certain disclosures made in this communication may be updated or revised in the future as the quality and completeness of our data and methodologies continue to improve. Important factors that could cause actual results to differ materially from expectations are described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in other filings we make with the SEC. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors, except where we are expressly required to do so by law.

About Cannae Holdings, Inc.

We primarily acquire interests in operating companies and are actively engaged in managing and operating a core group of those companies. We believe that our long-term ownership and active involvement in the management and operations of companies helps maximize the value of those businesses for our shareholders. We are a long-term owner that secures control and governance rights of other companies primarily to engage in their lines of business, and we have no preset time constraints dictating when we sell or dispose of our businesses. For more information, see cannaeholdings.com.

Company contact: Jamie Lillis, Managing Director, Solebury Strategic Communications, 203-428- 3223, jlillis@soleburystrat.com

Source: Cannae Holdings, Inc.